Exhibit 10.1

AMENDMENT No. 2 TO THE
PURCHASE CONTRACT
EXECUTED ON JANUARY 15, 2015

THIS AMENDMENT NO. 2 TO THE PURCHASE CONTRACT EXECUTED ON JANUARY 15, 2015 is made as of February 17, 2015.

BETWEEN:

JTB REAL ESTATE LLLP a limited liability limited partnership formed in accordance with the laws of State of Arizona, and represented by its General Partner, TBJ LLC, an Arizona limited liability corporation
 (the “Seller”)

AND:

MEDICAN ENTERPRISES, INC. a company duly incorporated under the laws of Delaware and having its office at 3440 E Russell Road, Las Vegas, NV 89120

 (the “Buyer”)

WHEREAS:

A.
The Seller is the owner of fee simple title to an industrial building being approximately 7200 sq. ft. on approximately .83 acres of land in Phoenix, county of Maricopa in the State of Arizona, and having a civic address at 10040 N. Metro Parkway W., Phoenix, Arizona, 85051 and legally described as Lot 3, of METROCENTER TRACT 10, according to the plat of record in the office of the Country Recorder of Maricopa County, Arizona, recorded in Book 797 Maps, page 15 (the “Premises”); and

B.
On January 15, 2015, through a Purchase Contract (the “Original Purchase Contract”) the Seller agreed to sell and the Buyer agreed to purchase all of the Seller’s right, title, and interest in and to the Premises and all of the Seller’s right title and interest in the leasehold improvements owned by the Seller which are used in association with and are located on or about the Premises as at the Closing Date (defined in the original Agreement as January 30, 2015), on the terms and conditions set out in this Agreement; and

C.
On January 30, 2015, through Amendment No. 1 to the Original Purchase Contract, the Seller and Buyer agreed to extend the Closing Date as defined in the Original Purchase Contract from January 30, 2014 to February 18, 2015 to accommodate the requirements of the Buyer’s lender and to complete another appraisal of the Premises.

D.
In this Amendment No. 2 to the Original Purchase Contract, the Seller and Buyer have agreed to extend the Closing Date as defined in the Original Purchase Contract from February 18, 2015 to March 31, 2015..

NOW THEREFORE in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, , the Seller and Buyer agree as follows:

1.	To extend the Closing Date as defined in the Original Purchase Contract until March 31, 2015.

2.
That, until notice is received in the manner described below, the Seller will have the right to consider all other offers to purchase the Premises and business operating from the Premises. If the Seller receives an offer which the Seller wishes to accept, the Seller will deliver notice of the offer to the Buyer at 3440 E Russell Road, Las Vegas, NV 89120. The Buyer will have 5 business days from the time notice is delivered to complete the purchase of the Premises in accordance with the terms and conditions of the Original Purchase Contract.  If the Buyer is unable to complete the purchase in accordance with the terms of the Original Purchase Contract within the specified time after delivery of the notice to the Buyer, the Original Purchase Contract will terminate and all parties will be released of their obligations thereunder.

3.	All other provisions from the Original Purchase Contract shall remain unchanged and in full force and effect.

4.
The agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so execute shall be deemed to be an original and all of which taken together constitute one and the same instrument.  Executed faxed or electronically transmitted copies of these resolutions whether in counterpart or otherwise will be treated as originally executed.

IN WITNESS WHEREOF the parties have executed this Agreement.

EXECUTED by MEDICAN ENTERPRISES, INC. in the presence of: /s/ Witness	)))))))	MEDICAN ENTERPRISES, INC. per: /s/ Authorized Signatory

)))))))	JTB REAL ESTATE LLLP by its General Partner TBJ LLC /s/ Authorized Signatory